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                          CAMELOT MUSIC HOLDINGS, INC.
                                     PROXY
               SPECIAL MEETING OF STOCKHOLDERS -- APRIL 22, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints JACK K. ROGERS AND LEE ANN THORN, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of common stock of Camelot Music Holdings, Inc. which the undersigned shall be entitled to vote at the special meeting of stockholders of Camelot Music Holdings, Inc., to be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, on April 22, 1999, at 10:00 a.m., local time, and at any postponements or adjournments thereof, hereby revoking any and all proxies heretofore given, and
(ii) authorizes and directs said proxy holders to vote all of the shares of common stock of Camelot Music Holdings, Inc. represented by this proxy as follows, with the understanding that if no directions are given, said shares will be voted "FOR" the adoption of the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World Entertainment Corporation, CAQ Corporation and Camelot Music Holdings, Inc.

(Continued and to be signed on other side.)

                                                 CAMELOT MUSIC HOLDINGS, INC.
                                                 P.O. BOX 11044
                                                 NEW YORK, N.Y. 10203-0044
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PROXY NO.

           The Board of Directors Recommends You Vote FOR the Proposal Listed Below.

(1)        PROPOSAL to adopt the Agreement and Plan of Merger, dated as of October 26, 1998, by and among Trans World Entertainment
           Corporation, CAQ Corporation and Camelot Music Holdings, Inc.

           FOR  / /                      AGAINST  / /                      ABSTAIN  / /

(2)        In their discretion to act on any other matter which may properly come before the special meeting.
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                                                                                                Change of Address and
                                                                                                or Comments Mark Here  / /
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                                                                Your signature to this proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For Joint accounts, the name of each joint owner must be signed.

                                                                Dated: ----------------------------------------------, 1999
                                                                -------------------------------------------------------------

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING       VOTES MUST BE INDICATED
ENVELOPE.                                                       (X) IN BLACK OR BLUE INK.  /X/
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